UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2006

LIZ CLAIBORNE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791
(State or other	(Commission file number)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (212) 354-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

At the Company’s 2006 Annual Meeting of Stockholders held on May 18, 2006 (the “Annual Meeting”), the stockholders of the Company (i) elected the following nominees to the Company’s Board of Directors, to serve until the 2009 annual meeting of stockholders and until their respective successors are duly elected and qualified:

	Votes
Nominee	For	Withheld
Bernard W. Aronson	91,595,169	2,528,976
Daniel A. Carp	93,318,241	805,904
Nancy J. Karch	93,251,743	872,402
Paul E. Tierney, Jr.	93,168,330	955,815

(the other directors, whose terms of office continued after the Annual Meeting, are: Paul R. Charron, Raul J. Fernandez, Mary Kay Haben, Kenneth P. Kopelman, Kay Koplovitz, Arthur C. Martinez and Oliver R. Sockwell)

and (ii) approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors for fiscal 2006 (the number of affirmative votes cast was 90,281,658, the number of negative votes cast was 3,254,247 and the number of abstentions was 588,240).

At the Annual Meeting, the stockholders of the Company did not approve the stockholder proposal relating to a “majority vote” standard for Director elections (the number of affirmative votes cast was 36,603,968, the number of negative votes cast was 47,961,399 and the number of abstentions was 825,688).

In addition, on May 18th, the Board of Directors appointed Daniel A. Carp to the Board’s Compensation Committee.

Also on that date, the Company issued a press release announcing a regular cash dividend of $0.05625 per share and the authorization to repurchase up to an additional $250 million of its Common Stock under the Company’s share repurchase program. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 18, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.

Dated: May 24, 2006	By:	/s/ Michael Scarpa
	Name:	Michael Scarpa
	Title:	Senior Vice President - Finance and Distribution and Chief Financial Officer

EXHIBIT LISTING

Exhibit No.	Description
99.1	Press Release dated May 18, 2006.